Exhibit 21

                             Subsidiaries

         All subsidiaries are wholly owned except as indicated.

         Alliance Gaming Corporation

             Alliance Holding Company
                 Bally Gaming International, Inc.
                 Bally Gaming, Inc.
                     Bally Gaming de Puerto Rico, Inc.
                     BGI Australia Pty. Limited
                     Bally Gaming Africa Pty. Limited
                 Alliance Automaten GmbH & Co. KG (99%)
             APT Games, Inc.
                 Plantation Investments, Inc.
                 United Coin Machine Co.
             Bally Gaming Missouri, Inc.
             Casino Electronics, Inc.
             Foreign Gaming Ventures, Inc.
                 Alpine Willow Investments, Inc.
                 Kansas Alliance Corporation
                 Kansas Gaming Ventures, Inc.
                     Kansas Financial Partners, LLC (50%)
                     Kansas Gaming Partners, LLC (50%)
                 Louisiana Ventures, Inc.
                     Southern Video Services, Inc. (49%)
                     Video Distributing Services, Inc. (49%)
                     Video Services, Inc. (49%)
                 Mississippi Ventures, Inc.
                 United Gaming Rainbow
                     Rainbow Casino-Vicksburg Partnership, L.P. (a)
                 United Native American, Inc.
                     Native American Investment, Inc.
             Alliance Automaten Verwaltungs GmbH
                     Alliance Automaten GmbH & Co. KG (1%)
                         Bally Wulff Automaten GmbH
                         Bally Wulff Vertriebs GmbH
                             Bally Gaming International GmbH
                             Bally Wulff Beteiligungs GmbH
                             Erkens Vertriebs GmbH
                             Geda Automaten GmbH Grosshandel
                             Kupper GmbH
                             Westav Automaten GmbH

      (a) There is a limited minority interest holder. For further information see Item 1 - "Business - Casino Operation".